Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-234448) pertaining to the 2019 Equity Incentive Plan of RAPT Therapeutics, Inc. of our report dated March 30, 2020, with respect to the consolidated financial statements of RAPT Therapeutics, Inc. included in this Annual Report (Form 10-K) of RAPT Therapeutics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Redwood City, California

March 30, 2020